UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         -------------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 27, 1997



                          INTERACTION MEDIA CORPORATION
        (Exact name of small business issuer as specified in its charter)

         Delaware                     000221023                   65-0542810
(State or other jurisdiction of      (Commission              (I.R.S. Employer
 incorporation or organization)      File Number)            Identification No.)


            1701 Ponce de Leon Boulevard, Coral Gables, Florida 33134
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (305) 446-5900


                  --------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.



Interaction Media Corporation (the "Company") has been unsuccessful in its attempts to obtain additional financing and has exhausted its cash resources. As a result, the Company has determined to terminate the employment of most of its staff, effective May 30, 1997.

The Company continues to pursue strategic and financial relationships to allow continued operation, though it has minimal expectations of success in these efforts. If no letter of intent is executed or other reasonable progress in obtaining such relationships is achieved by June 6, 1997, the Company will cease its business operations on such date.

On May 27, 1997, the Company was informed by The NASDAQ Stock Market, Inc. ("NASDAQ") that inasmuch as the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1997 indicated capital and surplus of less than $1,000,000, the Company's shares of Common Stock are subject to delisting effective with the close of business on June 10, 1997, unless the Company can provide NASDAQ with evidence that the Company meets all SmallCap Market maintenance criteria for continued listing on NASDAQ. Inasmuch as the Company has been unsuccessful in its attempts to obtain financing, the Company does not believe that it will be able to provide NASDAQ with such evidence and it is likely that its shares of Common Stock will be delisted on or shortly after such date.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                      INTERACTION MEDIA CORPORATION





Date:   May 29, 1997

                                      By: _____________________________________
                                      Michael Burnstine
                                      President, Chief Operating Officer,
                                      Chief Financial Officer and Treasurer

                                      -3-